Exhibit 99.1

AITX Provides Preliminary Fiscal Year 2026 Results Highlighting Revenue
Growth and Gross Profit Expansion

Gross Margin Expansion and Disciplined Cost Management Contributed to Improved
Operating Results and Reduced Losses

Detroit, Michigan, April 13, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITXD), a global leader in AI-driven security and productivity solutions for enterprise clients, today provided preliminary, unaudited financial results for its fiscal year ended February 28, 2026, reflecting continued revenue growth, expanding gross profit, and improving operating performance.

AITX

Artificial Intelligence Technology Solutions Inc.

Preliminary Fiscal Year 2026 Results

Revenue for the fiscal year increased by $1.61 million, or 26%, to $7.75 million, reflecting continued customer adoption and expanding recurring revenue programs. Gross profit rose by $1.79 million, or 48%, to $5.53 million, significantly outpacing revenue growth and highlighting improved unit economics and cost discipline. Total cost of goods sold declined year over year despite higher revenue, contributing to gross margin expansion, with gross margin improving to approximately 71% compared to approximately 61% in the prior year. Whereas revenue and gross margin grew, operating expenses remained essentially flat at $17.5 million, as increased investment in research and development was offset by reductions in general and administrative costs, resulting in an approximately $2.0 million improvement in loss from operations.

"Certainly, heading into last fiscal year, we expected stronger revenue growth. That said we were able to navigate a particularly turbulent economy while maintaining overall improvements in various financial metrics and keep R&D fully funded. It was an important year in all aspects including how we're positioned for the current fiscal year," said Steve Reinharz, CEO/CTO and founder of AITX and all RAD subsidiaries. "I continue to see our future strongly rooted in delivery of services connected to SARA and steadily increasing ROAMEO deployments. Our stationary business, which includes fixed-position devices such as RIO, ROSA and AVA, is continuously growing, and we feel it is steady. We are focused on having the stationary business lead the Company toward positive operational cash flow as we continue to scale. We are not where we want to be yet, but the progress is real, and we remain focused on building a scalable, disciplined business."

The Company remains focused on driving long-term recurring revenue, advancing its SARA™ platform across its device portfolio, and continuing to improve operating efficiency as it scales. Subsequent to year end, the Company announced a hardware pricing adjustment of approximately 14%, reflecting both cost normalization and enhanced capabilities across its solutions.

Explore AITX's complete lineup of AI-powered solutions at www.aitx.ai/company-profile and learn how the Company is transforming security and facility management.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

###

Doug Clemons
248-270-8273
doug.c@radsecurity.com

________________________________
1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/